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                      [Letterhead of Covington & Burling]


                                                                     Exhibit 5.1


                                                               November 30, 2000


Calpine Corporation
50 West San Fernando Street
San Jose, CA  95113


Ladies and Gentlemen:

       We are acting as counsel to Calpine Corporation, a Delaware corporation (the "Company"), in connection with the shelf registration by the Company of the Company's common stock, par value $.001 (the "Common Securities"), preferred stock, par value $.001 (the "Preferred Securities") and unsecured debt (the "Debt Securities"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-48274) initially filed with the Securities and Exchange Commission (the "Commission") on October 19, 2000, and amended on December 1, 2000 (such Registration Statement, as amended or supplemented, is herein referred to as the "Registration Statement"). The Debt Securities are to be issued pursuant to an indenture (the "Indenture"), dated as of August 10, 2000, between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), which is incorporated by reference as an exhibit to the Registration Statement.

       We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the registration and proposed issuance of the above-referenced securities and (iii) the Registration Statement and the exhibits thereto. We have assumed that each of the parties (other than the Company) has duly authorized, executed and delivered the documents to which it is a party.

       We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

       Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

       (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

       (2) When, as and if: (i) the Registration Statement shall have become effective pursuant to the Securities Act of 1933, as amended (the "Securities Act"), (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Common Securities and fix or otherwise determine the consideration to be received for such Common Securities, (iii) any legally



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              required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities are obtained, (iv) such Common Securities with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (v) certificates evidencing shares of the Common Securities have been duly executed by the duly authorized officers of the Company and duly registered and countersigned in accordance with applicable law, then, upon the happening of such events, such Common Securities will be validly issued, fully paid and nonassessable.

       (3) When, as and if: (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) appropriate corporate action has been taken by the Company to authorize the issuance of Preferred Securities, to fix the terms thereof and the consideration to be received therefor and to authorize the execution and filing of Certificate of Designations relating thereto with the Secretary of State of the State of Delaware, (iii) such Certificate of Designations shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (v) such Preferred Securities with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (vi) certificates evidencing shares of Preferred Securities have been duly executed by the duly authorized officers of the Company and duly registered and countersigned in accordance with applicable law, then, upon the happening of such events, such Preferred Securities will be validly issued, fully paid and nonassessable.

       (4) When, as and if: (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Indenture and the terms of any series of Debt Securities, and the consideration to be received therefor (iii) such series of Debt Securities shall have been issued in the form and containing the terms described in the Registration Statement, the Indenture and such corporate action, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (v) such series of Debt Securities have been duly authenticated by the Trustee, then, upon the happening of such events, such series of Debt Securities, when issued, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

       The foregoing opinion is subject to the qualifications that we express no opinion as to (i) waivers of defenses or statutory or constitutional rights or waivers of unmatured claims or rights, (ii) rights to indemnification, contribution or exculpation to the extent that they purport to indemnify any party against, or release or limit any party's liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy, or (iii) rights to collection or liquidated damages or penalties on overdue or defaulted obligations.

       We are members of the bar of the State of New York. We do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of New York, the Delaware General Corporation Law and the Federal law of the United States of America.



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       We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,

                                            /s/  COVINGTON & BURLING
                                            -----------------------------------
                                            Covington & Burling


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